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BANCFIRST CORPORATION
EXHIBIT 21.1


                              BANCFIRST CORPORATION

                                  SUBSIDIARIES

                                 MARCH 29, 2002

                      Subsidiaries of BancFirst Corporation

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                                                                        State of                      Percentage
Subsidiary Name                                                      Incorporation                   Of Ownership
----------------------------------------------------------- --------------------------------- ---------------------------
BancFirst                                                               Oklahoma                       100.00%
BFC Capital Trust I                                                     Delaware                       100.00%
Century Life Assurance Company                                          Oklahoma                        75.00%
Century Property and Casualty Company                                   Oklahoma                        75.00%
Council Oak Capital, Inc.                                               Oklahoma                       100.00%
Council Oak Partners, LLC                                               Oklahoma                       100.00%

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                            Subsidiaries of BancFirst

                                                                        State of                      Percentage
Subsidiary Name                                                      Incorporation                   Of Ownership
----------------------------------------------------------- --------------------------------- ---------------------------
Council Oak Investment Corporation                                      Oklahoma                       100.00%
                                                                                                       100.00%
Citibanc Insurance Agency, Inc.                                         Oklahoma
                                                                                                       100.00%
BancFirst Agency, Inc.                                                  Oklahoma                       100.00%
                                                                                                       100.00%
Lenders Collection Corporation                                          Oklahoma
                                                                                                       100.00%
                                                                                                       100.00%
Express Financial Corporation                                           Oklahoma
                                                                                                       100.00%
                                                                                                       100.00%
Mojave Asset Management Company                                          Nevada
                                                                                                       100.00%
                                                                                                       100.00%
Desert Asset Management Company                                          Nevada
                                                                                                       100.00%
Delamar Asset Management Limited Partnership                             Nevada                        100.00%
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